UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 20, 1996



                           HIRSCH INTERNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                DELAWARE               0-23434         11-2230715
      ----------------------------   -----------   ------------------
      (State or other jurisdiction    (Commission     (IRS Employer
        of incorporation)             File Number)  Identification No.)



                200 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK 11788
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code: (516) 436-7100


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.

     On December 20, 1996 Hirsch International Corp. (the "Company") acquired all of the outstanding capital stock of Sedeco, Inc. ("Sedeco") for $6.6 million. The purchase price was payable by delivery to the sole shareholder of
Sedeco: (a) a promissory note in the principal amount of $4.2 million; and (b) an aggregate of 131,507 shares of the Company's Class A Common Stock in the amount of $2.4 million, of which 41,096 shares are to be held in escrow by Ruskin, Moscou, Evans & Faltischek, P.C., as Escrow Agent.

     In order to fund the acquisition of Sedeco, the Company expects to enter into a loan agreement with The Bank of New York and Fleet Bank.

     Sedeco is the exclusive distributor in the states of Texas, Arkansas, Oklahoma, Colorado, Louisiana and New Mexico of single and multihead embroidery machines manufactured by Tajima Industries Ltd.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

         (2) Stock Purchase Agreement dated as of December 20, 1996 by and among Hirsch International Corp. and Jimmy L. Yates


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




                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           HIRSCH INTERNATIONAL CORP.



                                        By:\s\ Henry Arnberg
                                           ----------------------------
                                           Henry Arnberg, President


Date:  January 3, 1997


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